SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 21, 2015 (Date of earliest event reported)

Commission File No.: 0-25969

RADIO ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1166660 (I.R.S. Employer Identification No.)

1010 Wayne Avenue
14th Floor
Silver Spring, Maryland 20910
(Address of principal executive offices)

(301) 429-3200
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     Entry into a Material Definitive Agreement

On January 21, 2015, Radio One, Inc., a Delaware corporation (the “Company” or the “Borrower”), entered into a certain Second  Amendment to Credit Agreement (the “Second Amendment”), dated as of January 21, 2015, by and among the Company, the subsidiary guarantors listed on the signature pages thereto, the lenders party thereto, and Credit Suisse AG (“Credit Suisse”), as administrative agent and as collateral agent.   As further described below, the Second Amendment amends certain terms and covenants of that certain Credit Agreement, dated as of March 31, 2011 and as amended by that certain First Amendment dated December 19, 2012 (collectively, the “Credit Agreement”) by and among the Company, various lenders from time to time party thereto (the “Lenders”) and Credit Suisse, as administrative agent and as collateral agent.  Unless otherwise defined herein, all capitalized terms used herein and in the Second Amendment are in the Credit Agreement.

As noted in our Current Report on Form 8-K filed January 13, 2015, the Second Amendment implements certain changes to the financial covenants the Company must comply with in order to remain in compliance with the terms of the Credit Agreement. The provisions of the Credit Agreement relating to the call premium are also revised by the Second Amendment to extend the call protection from April 1, 2015 until maturity.  The Second Amendment provides a call premium of 101.5% if the Credit Agreement is refinanced with proceeds from a notes offering and 100.5% if the Credit Agreement is refinanced with proceeds from any other repayment, including proceeds from a new term loan. The call premium is payable at the earlier of any refinancing or final maturity.

The Second Amendment also excludes any “going concern” or qualified audit opinion solely as a result of the upcoming revolver or term loan maturities from the Event of Default provisions of the Credit Agreement.  Next, the Second Amendment provides for the ability to “amend and extend” both the term loan and the revolving credit facility provided for by the Credit Agreement and adds a $2 million lien basket for letters of credit not issued under the Credit Agreement.

Finally, beginning with the quarter to end March 31, 2015, the Second Amendment implements certain changes to the financial covenants the Company must comply with in order to remain in compliance with the terms of the Credit Agreement.  The Interest Coverage Ratio set forth in the Credit Agreement is revised to provide that the Borrower will not permit the Interest Expense Coverage Ratio for any Test Period ending on the last day of any Fiscal Quarter of the Borrower to be less than 1.25:1.  The Total Leverage Ratio has been revised to provide that the Borrower will not permit the Total Leverage Ratio to be greater than 8:1 on the last day of any Fiscal Quarter of the Borrower.  Lastly, the Senior Secured Leverage Ratio has been revised to provide that the Borrower will not permit the Senior Secured Leverage Ratio to be greater than 4.25:1 through the quarter ending June 30, 2015 and 4.0:1 for the quarter ending September 30, 2015 and the last day of each Fiscal Quarter of the Borrower thereafter.

This summary of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the text of such agreements, which are attached hereto as Exhibit 10.1 and are incorporated by reference.

This Form 8-K and the Second Amendment attached as Exhibit 10.1 do not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities.

Cautionary Information Regarding Forward-Looking Statements

                This Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements represent management’s current expectations and are based upon information available to the Company at the time of this Form 8-K and press release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company’s control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in the Company’s reports on Forms 10-K and 10-Q and other filings with the SEC.

ITEM 9.01.     Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

10.1	Second Amendment to Credit Agreement dated as of January 21, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIO ONE, INC.
/s/ Peter D. Thompson
January 21, 2015	Peter D. Thompson
EVP, Chief Financial Officer and Principal Accounting Officer